CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-27157, 333-112877, 333-112878, 333-112880, 333-136087, 333-159073, and 333-195837 on Form S-8, as amended, of our reports dated February 18, 2020, relating to the consolidated financial statements of Brunswick Corporation and the effectiveness of Brunswick Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K of Brunswick Corporation for the year ended December 31, 2019.
Chicago, Illinois
February 18, 2020